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                                                                    EXHIBIT 10.9


                             TEJAS SECURITIES GROUP

                               CLEARING AGREEMENT

This agreement is made on 3rd day of December, 2001 (the "Agreement") between Correspondent Services Corporation [csc] ("CSC") with its principal place of business being 1000 Harbor Boulevard, 7th Floor, Weehawken, New Jersey 07086 and Tejas Securities Group ("Correspondent") with its principal place of business being 2700 Via Fortuna, Suite 400, Austin, Texas 78746.


                                   WITNESSETH

WHEREAS, the Correspondent is desirous of availing itself of clearing, execution and other services related to the securities business as more fully set forth herein.

WHEREAS, CSC desires to extend the foregoing types of services to the Correspondent.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby covenant and agree as follows:

I. Services

   A.  Services to be Performed by CSC

       (i) CSC may execute orders for the Correspondent's proprietary accounts and/or the Correspondent's customers whose cash and/or margin accounts have been accepted by CSC ("Introduced Accounts"), but only insofar as such orders are transmitted by the Correspondent or its designee to CSC.

       (ii) CSC will generate, prepare and/or transmit the appropriate data to effect the production of and cause to be mailed confirmations respecting transactions effected by each of the Introduced Accounts.

       (iii) CSC will prepare and mail the summary monthly statements (or quarterly statements if no activity in any Introduced Account occurs during any quarter covered by such statement) to every Introduced Account.

       (iv) CSC will settle contracts and transactions in securities (including options to buy or sell securities) (i) between the Correspondent and other brokers and dealers, (ii) between the Correspondent and the Introduced Accounts,

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              and (iii) between the Correspondent and persons other than the
              Introduced Accounts or other brokers and dealers.

       (v) CSC will engage in all cashiering functions for the Introduced Accounts, including the receipt, delivery and transfer of securities purchased, sold, borrowed and loaned, receiving and distributing payment therefore, holding in custody and safekeeping all securities and payments so received, the handling of cash and margin accounts, including paying and charging of interest, the receipt and distribution of dividends and other distributions, and the processing of exchange offers, rights offerings, warrants, tender offers and redemptions. Exclusively for purposes of the Securities and Exchange Commission's financial responsibility rules and SIPC requirements, the Correspondent's customers will be considered customers of CSC and not customers of the Correspondent. Nothing herein shall cause the Correspondent's customers to be construed or interpreted as customers of CSC for any other purpose, or to negate the intent of any other section of this agreement, including, but not limited to, the delineation of responsibilities as set forth elsewhere in this agreement. Upon mutual written agreement of the parties hereto, the cashiering functions with respect to the receipt of securities and the making and receiving payments therefor may be relinquished to the Correspondent.

       (vi) CSC will construct and maintain books and records of all transactions executed or cleared through it and not specifically charged to the Correspondent pursuant to the terms of this Agreement, including a daily record of required margin and other information required by Rule 432(a) of the rules of the Board of Directors of the New York Stock Exchange, Inc. (the "Rules"), or by the constitution, articles of incorporation, by-laws (or comparable instruments) or rules, regulations or other instruments corresponding to the foregoing, and the stated policies or practices of any other securities exchange (the "Standards"), including but not otherwise limited to any national securities exchanges registered under the Securities Exchange Act of 1934, as amended ("National Securities Exchange").

       (vii) Pursuant to an agreement with UBS PaineWebber Inc. ("UBSPW"), UBSPW provides a variety of services to CSC including administrative, financial, operational and related services, some of which CSC may provide to Correspondent pursuant to this Agreement. Specifically, such services include but are not limited to, centralized cashiering functions, delivery and receipt of securities, securities purchases and sales, custody of all securities and funds, distribution of dividends, processing of exchange offers, rights offerings, warrants and tender offers and redemptions for your cash and margin account customers.

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       (viii) Pursuant to NASD Rule 3230(b), CSC will, upon receipt of a customer complaint from a client of the Correspondent, promptly forward such complaint to (A) Correspondent and (B) its designated examining authority ("DEN") (or, if none, to its appropriate regulatory agency or authority) and notify the client of the Correspondent, in writing, that CSC has done so. Correspondent agrees to promptly notify CSC of any changes in their DEA.

       (ix) CSC, upon the execution of this agreement and annually thereafter, will provide to the Correspondent a list or description of all reports (exception and other types of reports) which it offers to the Correspondent to assist the Correspondent in supervising its activities, monitoring its customer accounts, and carrying out is functions and responsibilities under this agreement. Correspondent must promptly notify CSC, in writing, of those specific reports that the Correspondent requires to supervise and monitor its customer accounts and CSC will retain as part of its books and records, copies of the reports requested by or provided to Correspondent. Each year, no later than July 31, CSC will notify in writing Correspondent's chief executive and compliance officers of the reports offered to the introducing member pursuant to this agreement and the reports requested by or supplied to the Correspondent as of such date. CSC will also provide a copy of the notice to the Correspondent DEA (or, if none, to its appropriate regulatory agency or authority).

B.     Services Which Shall Not be Performed by CSC

       Unless otherwise agreed to in a writing executed by the parties hereto, CSC shall not engage in any of the following services on behalf of the
       Correspondent:

       (i) Accounting, bookkeeping or recordkeeping, cashiering, or any other services with respect to commodity transactions, and/or any transaction other than securities (including derivatives, etc.) transactions.

       (ii) Preparation of the Correspondent's payroll records, financial statements or any analysis or review thereof or any recommendations relating thereto.

       (iii) Preparation or issuance of checks in payment of the Correspondent's expenses, other than expenses incurred by CSC on behalf of the Correspondent pursuant to this Agreement.

       (iv) Payment of commissions, salaries or other remuneration to the Correspondent's salespersons or any other employees of the Correspondent.

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       (v)    Preparation and filing of reports (the "Reports") with the
              Securities and Exchange Commission, any state securities commission, any National Securities Exchange, or other securities exchange or securities association or any other regulatory or self-regulatory body or agency with which the Correspondent is associated and/or by which it is regulated. Furthermore, CSC will, at the request of the Correspondent, furnish the Correspondent with any necessary information and data contained in books and records kept by CSC and not otherwise reasonably available to the Correspondent if such information is required in connection with the preparation and filing of Reports by the Correspondent.

       (vi) Making and maintaining reports and records required to be kept by the Correspondent by the Currency and Foreign Transactions Reporting Act of 1970 (Bank Secrecy Act) and the regulations promulgated pursuant thereto, or any similar laws or regulations enacted or adopted hereafter, except that CSC reserves the right to make and file such reports on behalf of itself where it deems it appropriate for its own protection; and the Correspondent recognizes that when CSC does so, CSC does not thereby assume any responsibility for such services and/or relieve the Correspondent of any responsibility for such services.

       (vii)  Verification of the address changes of any Introduced Account.

       (viii) Obtaining (except for bona fide institutional accounts) and verifying new account information, and insuring that such information meets the requirements of NYSE Rule 405(1) and/or NASD Rule 3110(c)(2) and any other rules or applicable standards.

       (ix) Maintaining a record of all personal and financial information concerning any Introduced Account and all orders received therefrom, and maintaining all documents and agreements executed by any Introduced Account, except as required by CSC.

       (x) Holding for safekeeping of the securities of any Introduced Account registered in the name of the Introduced Account, unless mutually agreed.

       (xi) Accepting deposits from the Correspondent in the form of coin or currency of the United States or any other country.

       (xii) Accepting any deposits from the Correspondent that appear to CSC to be suspicious.

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II.    Clearing Charges

       See Schedule "A" attached hereto and incorporated herein by reference.

       Correspondent shall have sole discretion to determine the amount of commission/mark up and/or fees charged to its Introduced Accounts cleared by CSC. CSC agrees to pay Correspondent all commissions and/or sales credits received by CSC with respect to business introduced by Correspondent less any amounts due to CSC under this Agreement or otherwise and any expenses or other sums paid to third parties by CSC paid on the Correspondent's behalf.

       In no event shall the fees charged in this Article II for the above services be in contravention of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, the Investment Advisers Act of 1940, as amended, or the Employee Retirement Income Security Act of 1974, as amended, or any rules or regulations thereunder, or any other law, rule or regulation, Federal, State or Local, or any constitution, by-law, rule, regulation or instrument Correspondent to the foregoing, or stated policy or practice of any national securities exchange or other securities exchange or association or other regulatory or self-regulatory body or agency ("Laws and Regulations"). In the event that such fees are deemed by CSC or the Correspondent to be in contravention of the Laws and Regulations, they shall be replaced with fees mutually agreed upon in writing by CSC and the Correspondent.

III.   Notation on Statements, Confirmation and Other Written Material

       CSC shall carry all Introduced Accounts in the names of the Correspondent's customers, with a notation on its books and records that such Introduced Accounts were introduced by the Correspondent, and all monthly or quarterly statements and confirmations relating to such Introduced Accounts shall also indicate that the Introduced Accounts were introduced by the Correspondent. In addition, account statements will indicate that customer funds and securities received by CSC will be held at CSC and will contain the telephone number of a contact area at CSC. Inadvertent omission of such notations shall not be deemed to constitute a breach of this Agreement. Copies of the forms covering the foregoing shall be furnished by CSC to the Correspondent.

IV.    Opening of Accounts

       (i) At the time of the opening of each Introduced Account, Correspondent shall furnish CSC with all financial and personal information concerning such Introduced Accounts as CSC may reasonably require. At the time of the opening of any Introduced Accounts which are margin accounts, the Correspondent shall furnish CSC with executed customers' agreements, hypothecation agreements and consents to loans of securities (collectively, the "margin agreement"), CSC shall supply the Correspondent with margin agreement forms regarding margin accounts in sufficient quantities, such forms to be submitted to CSC upon their completion by

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              the Correspondent. If any Introduced Account may have been opened without CSC having previously received a properly executed margin agreement, failure of CSC to receive such margin agreements shall not be deemed to be a waiver of the information requirements set forth herein. Upon the written or oral request of CSC, the Correspondent shall furnish CSC with any other documents and agreements executed by the Introduced Account on forms which shall be supplied by CSC in sufficient quantities and which may reasonably be required by CSC in connection with the opening, operating or maintaining of any Introduced Account. CSC may, at its option, mail margin agreements, option agreements, "new account" forms or any other form at its discretion directly to the Introduced Accounts upon notification of the Correspondent, and/or require completion of said margin agreements, "new account" forms and/or other forms, and, if required, option account agreements for the Introduced Accounts. The Correspondent shall promptly provide CSC with basic data and copies of documents relating to each of the Introduced Accounts, including, but not otherwise limited to, copies of records of any receipts of the Introduced Accounts' funds and/or securities received directly by the Correspondent, as shall be necessary for CSC to discharge its service obligations hereunder.

       (ii) All transactions in any Introduced Account are to be considered cash transactions until such time as CSC has received margin agreements, duly and validly executed in respect of such Introduced Account. Nevertheless, it is intended that Correspondent will obtain executed margin agreements within the time periods set forth in procedural manuals provided by CSC or any entity affiliated with CSC. In the event credit is inadvertently extended with respect to such Introduced Accounts, Correspondent shall indemnify and hold CSC harmless from and against all loss, liability, damage, cost and expense (including but not otherwise limited to reasonable fees and expenses of legal counsel) arising therefrom.

       (iii) At the time of the opening of any Introduced Account, the Correspondent shall furnish CSC with the name of any principal if other than the account name, for whom the Correspondent is acting as agent, and written evidence of such authority.

       (iv) The Correspondent shall have the sole and exclusive responsibility for compliance with NYSE Rule 405(3) and/or NASD Rule 3110 (c) and shall specifically approve the opening of any new account before forwarding such account to CSC as a potential Introduced Account. CSC, in its reasonable business judgement, reserves the right to reject any account which the Correspondent may forward to CSC as a potential Introduced Account. CSC also reserves the right to terminate any account previously

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Tejas Securities Group -- Agreement
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              accepted by it as an Introduced Account. By mutual agreement, CSC may open institutional accounts on behalf of Correspondents, if said institution deals directly with CSC or any affiliated organization.

       (v) Pursuant to written notification received by the Correspondent and forwarded to CSC, any account of the Correspondent may choose to reject the services to be performed by CSC pursuant to this Agreement and thus choose not to be serviced as an Introduced Account pursuant hereto. Upon notice from another member organization that an Introduced Account intends to transfer his account thereto, CSC shall expedite such transfer and shall have the sole and exclusive responsibility for compliance with NYSE Rule 412 and/or NASD Rule 11870.

       (vi) It shall be the sole and exclusive responsibility of the Correspondent to make every reasonable effort to ascertain the essential facts relative to any Introduced Account and any order therefore, in compliance with NYSE Rule 405(1) and/or NASD Rules 2310 and 3110(c)(2), of the Rules, including but not otherwise limited to ascertaining the authority of all orders for Introduced Accounts, and the genuineness of certificates, papers and signatures provided by each Introduced Account. Any investment advice to include selection of a qualified money manager furnished to an Introduced Account by the Correspondent shall be the sole and exclusive responsibility of the Correspondent.

       (vii) The Correspondent shall be solely and exclusively responsible for the handling and supervisory review of any Introduced Accounts over which the Correspondent's partners, officers or employees have discretionary authority, as required by NYSE Rule 408 and/or NASD Rules 2510 and 3110 (c)(3) and any other applicable Laws and Regulations. The Correspondent shall furnish CSC with such documentation with respect thereto as may be requested by CSC. The Correspondent hereby agrees to indemnify and hold CSC harmless against any loss, liability, damage, cost or expense (including but not otherwise limited to fees and expenses of legal counsel) suffered or incurred by CSC directly or indirectly as a result of any liabilities or claims arising from the exercise by the Correspondent, its partners, officers or employees of discretionary authority over Introduced Accounts. The Correspondent hereby warrants that with regard to any orders or instructions given by the Correspondent with respect to such discretionary accounts, its partners, officers or employees shall have been fully and properly authorized relative thereto and that the execution of such orders shall not be in violation of the Laws and Regulations. Furthermore, the Correspondent hereby agrees to indemnify and hold CSC harmless against any loss, liability, damage, cost or expense (including but not otherwise limited to reasonable fees and expenses of legal counsel)




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Tejas Securities Group -- Agreement


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              suffered or incurred by CSC directly or indirectly as a result of any breach of the Correspondent's said warranty.

       (viii) The Correspondent shall have the sole and exclusive responsibility for the handling and supervisory review of any Introduced Account for an employee or officer of any member organization, self-regulatory organization, bank, trust company, insurance company or other organization engaged in the securities business, and for compliance with NYSE Rule 407 and/or NASD Rule 3050 relating thereto. The Correspondent shall furnish CSC with such documentation with respect thereto as may be requested by CSC.

       (ix) The Correspondent shall have the sole and exclusive responsibility to insure that those of its customers who become Introduced Accounts hereunder shall not be minors or subject to those prohibitions existing under the Laws and Regulations generally relating to the incapacity of any Introduced Account or any conflict of interest relating to such Introduced Account.

       (x) The Correspondent shall be solely and exclusively responsible for any loss, liability, damage, cost or reasonable expense (including but not otherwise limited to fees and expenses of legal counsel) sustained or incurred by either itself or CSC, arising out of or resulting from any orders the Correspondent has taken from an Introduced Account residing or being domiciled in jurisdictions in which the Correspondent has not been or is no longer authorized to do business.

       (xi) It shall be the sole and exclusive responsibility of the Correspondent to comply with the Laws and Regulations relating to each Introduced Account which effect listed option transactions including, but not limited to, approval by the Correspondent's Registered Options Principal or Senior Registered Options Principal (as applicable), delivery of required Options Disclosure Documents (and Supplements where applicable) and option documentation.

V.     Transactions and Margin

       (i) It is understood that with respect to Introduced Accounts which are margin accounts, CSC is responsible for compliance with Regulation T, 12 C.F.R. Part 220, the Federal margin regulation promulgated by the Board of Governors of the Federal Reserve System (the "Board"), and any interpretative ruling issued by the Board, and letter rulings of the Federal Reserve Bank of New York, Rules and Interpretations of the New York Stock Exchange, Inc. and any other applicable margin and margin


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Tejas Securities Group -- Agreement

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              maintenance requirements of the Laws and Regulations. The
              Correspondent is responsible to CSC for the collection of the margin required to support each transaction, and to maintain the proper margin in each Introduced Account and to insure that such margin is in conformity with the above margin and margin maintenance requirements. After such initial margin on each transaction has been received, maintenance margin calls shall be generated by CSC and made by CSC or by the Correspondent at the instructions of CSC. CSC shall have the right to modify, in its sole discretion, the margin requirements of any Introduced Account from time to time so that CSC may call for additional margin. Therefore, CSC shall be the sole judge as to the amount of margin to be required of and maintained by Introduced Accounts. CSC may impose such margin by individual security within an account or by a specified Introduced Account and such margin need not be of general application to all accounts,

       (ii) On all transactions, the Correspondent shall be solely and exclusively responsible to CSC for any loss, liability, damage, cost or expense (including but not otherwise limited to reasonable fees and expenses of legal counsel) incurred or sustained by the Correspondent or CSC as result of the failure of any Introduced Account to make timely payment for the securities purchased by it or timely and good delivery of securities sold for it, or timely compliance by it with margin or margin maintenance calls (provided that CSC has timely issued such call and/or given notice thereof to the Correspondent or if conditions creating such call should be reasonably known by Correspondent), whether or not any cash and/or margin extensions have been granted by CSC pursuant to the request of the Correspondent. Interest will be charged by CSC for cash debits in cash accounts past settlement date and/or margin debits in all Introduced Accounts. The Correspondent agrees to be solely and exclusively responsible for the payment and delivery of all "when issued" or "when distributed" transactions which CSC may accept, forward or execute for Introduced Accounts.

       (iii) On all over-the-counter transactions for Introduced Accounts, the Correspondent shall furnish CSC with the names of the respective purchasing and selling (contra) broker-dealers (except as otherwise provided in paragraph (iv) of this Section, as set forth below), the names of the purchasing and selling customers, the wholesale and retail purchase/sale prices and mark-ups/mark-downs.

       (iv) Should the Correspondent entrust the execution of an order in an over-the-counter security to CSC or any entity affiliated with CSC and the counter party is left at CSC's discretion, CSC will assume the responsibility of



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Tejas Securities Group -- Agreement



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              paying the Correspondent that which the counter party has failed to pay pursuant to the over-the-counter order transaction (counter party risk). In the case the Correspondent executes its own over-the-counter order or designates the counter party, it shall be understood that in the event the over-the-counter dealer with whom the Correspondent dealt or whom it designated fails to live up to its part of the transaction, the Correspondent will assume the counter party risk and reimburse CSC for any loss sustained thereby.

       (v) The Correspondent shall be solely and exclusively responsible for all orders placed on behalf of or by the Introduced Accounts either directly or indirectly by a RIA third party advisor or money manager. The Correspondent is also responsible for establishing procedures to insure that such orders are transmitted properly to CSC for execution. CSC, in its reasonable business judgement, reserves the right to reject any order which the Correspondent or its designate may transmit to CSC for execution.

       (vi) The Correspondent shall be solely and exclusively responsible for the supervisory review of all orders for the Introduced Accounts and shall insure that any orders and instructions given by it or any of its employees to CSC pursuant to the terms of this Agreement shall have been properly authorized in advance.

       (vii) The Correspondent shall be solely and exclusively responsible for sales and purchases for the Introduced Accounts that may create or result in violation of any of the Laws and Regulations.

       (viii) All transactions pursuant to the terms of this Agreement shall be subject to the constitution, rules, by-laws, regulations, stated practices, and customs and any modifications thereof of any national securities exchange or other securities exchange or market and its clearing house, if any, where executed, and the Laws and Regulations. It is understood that the Correspondent assumes sole and exclusive responsibility for compliance with the Laws and Regulations in the same manner and to the same degree as if the Correspondent were performing the services for the Introduced Accounts that have been assumed by CSC pursuant to this Agreement, except insofar as CSC may pursuant to paragraph (iv) of this Section, as set forth above, select the counter party to a particular transaction.

       (ix) All transactions heretofore had between the Correspondent and CSC with respect to orders given by or for the Introduced Accounts and cleared through CSC shall be subject to the Provisions of this Agreement.

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VI.    Supervisory Responsibility

       (i) Correspondent shall have the sole and exclusive responsibility for the review of all Introduced Accounts and for compliance with any supervisory responsibilities under NYSE Rule 405(2) and/or NASD Rule 3110(c)(2), including but not otherwise limited to matters involving the investment objectives of the Introduced Accounts, the reasonable basis for recommendations made to Introduced Accounts, and the frequency of trading in the Introduced Accounts, whether or not such transactions are instituted by the Correspondent, its partners, officers, employees or any registered investment advisor.

       (ii) The Correspondent and CSC shall each be responsible for compliance with any supervisory procedures under NYSE Rule 342 and/or NASD Rule 3010 and, to the extent applicable, any other provisions of the Laws and Regulations, including but not otherwise limited to supervising the activities and training of their respective registered representatives, as well as all of their other respective employees in the performance of functions specifically allocated to them pursuant to the terms of this Agreement.

VII.   Information to be provided by the Correspondent

       (i) The Correspondent shall provide CSC with copies of all financial information and reports filed by the Correspondent with the New York Stock Exchange, Inc. (if a member), the National Association of Securities Dealers, Inc., the Securities and Exchange Commission, and any other National Securities Exchange (where a member) (including but not otherwise limited to monthly and quarterly Financial and Operational Combined Uniform Single Reports, i.e., "FOCUS" Reports) simultaneous with the filing therewith.

       (ii) The Correspondent shall submit to CSC on an annual basis the audited financial statements of the Correspondent, its parent organization (if applicable) and, when requested by CSC, its affiliated entities. In addition, the Correspondent shall submit to CSC upon request, information and reports relating to the financial integrity of Correspondent, its parent organization (if applicable) and its affiliated entities, including but not otherwise limited to information regarding the Correspondent's aggregate indebtedness ratio and net capital.

       (iii) The Correspondent shall provide CSC with all appropriate data in its possession pertinent to the performance and supervision of any function or responsibility specifically allocated to CSC pursuant to the terms of this Agreement.

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       (iv)   The Correspondent shall provide CSC with any amendment or
              supplement to the Form BD of the Correspondent.

VIII.  Information to be provided by CSC

       (i) CSC shall provide the Correspondent with all appropriate data in its possession pertinent to the proper performance and supervision of any function specifically allocated to the Correspondent pursuant to the terms of this Agreement. The Correspondent shall be responsible for and shall promptly reimburse CSC for all costs incurred by CSC in connection with the preparation and mailing of such information.

       (ii) From time to time, CSC and/or UBSPW may provide the Correspondent with information regarding securities, funds and other products, including investment and trading ideas and strategies, and inventory availability. CSC and/or UBSPW may also provide the Correspondent with access to certain investment or trading programs, products and services available through CSC and/or UBSPW. In providing such information and access, neither CSC nor UBSPW is soliciting or recommending any action based upon it.
              Such information and access does not constitute investment advice, and neither CSC nor UBSPW represents that any product, idea, strategy, program, or service discussed in the information or accessible through CSC or UBSPW is suitable for any or all Introduced Accounts. The Correspondent shall be solely and exclusively responsible for exercising its own independent judgment and evaluating independently the investment risk associated with any particular product idea, strategy, program, or service discussed in the information or accessible through CSC or UBSPW. The Correspondent shall be solely and exclusively responsible for making any recommendations or suitability determinations with respect to Introduced Accounts.

 IX.   Customer Notification and Correspondence

       (i) The Correspondent shall be solely and exclusively responsible for informing its customers in a written correspondence, the form and substance of which will be mutually agreed upon, prior to the effective date of this Agreement, as to the general nature of the services to be provided by CSC pursuant to this agreement and the right of such customers to reject the services provided herein. Any new customers of the Correspondent shall also be informed as provided herein, verbally prior to such customers becoming Introduced Accounts and in writing, once the new accounts have been opened and accepted. The Correspondent shall be solely and exclusively responsible for the payment of all costs incurred in

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                                                                              12
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              connection with the preparation and mailing of such customer correspondence.

       (ii) The Correspondent shall inform its customers pursuant to such written correspondence that all inquiries and correspondence should be directed to the Correspondent. All customer correspondence shall be reviewed and responded to by the party responsible for the specific area to which the inquiry or complaint relates pursuant to the terms of this Agreement. In the event such correspondence is improperly directed to either party, the Correspondent or CSC shall expeditiously forward such correspondence to the appropriate party.

X.     Errors, Controversies and Indemnities

       (i) Errors, misunderstandings or controversies, except those specifically otherwise covered in this Agreement, between the Introduced Accounts and the Correspondent or any of its employees, which shall arise out of acts or omissions of the Correspondent or any of its employees (including, without limiting the foregoing, the failure of the Correspondent to deliver promptly to CSC any instructions received by the Correspondent from an Introduced Account with respect to the voting, tender or exchange of shares held in such Introduced Account), shall be the sole and exclusive responsibility and liability of the Correspondent. In the event, however, that by reason of such error, misunderstanding or controversy, the Correspondent in its discretion deems it advisable to commence an action or proceeding against an Introduced Account, the Correspondent shall indemnify and hold CSC harmless from any loss, liability, damage, cost or expense (including but not otherwise limited to reasonable fees and expenses of legal counsel) which CSC may incur or sustain in connection therewith or under any settlement thereto. If such error, misunderstanding or controversy shall result in the bringing of an action or proceeding against CSC, the Correspondent shall indemnify and hold CSC harmless from any loss, liability, damage, cost or expense (including but not otherwise limited to reasonable fees and expenses of legal counsel) which CSC may incur or sustain in connection therewith or under any settlement thereof.

       (ii) Errors, misunderstandings or controversies, except those specifically otherwise covered in this Agreement, between the Introduced Accounts and the Correspondent or any of its employees, which shall arise out of acts or omissions of CSC or any of its employees, shall be the sole and exclusive responsibility and liability of CSC. In the event, however, that by reason of such error, misunderstanding or controversy, CSC in its discretion deems it advisable to commence an action or proceeding against

Tejas Securities Group -- Agreement
              an Introduced Account, CSC shall indemnify and hold the Correspondent harmless from any loss, liability, damage, cost or expense (including but not otherwise limited to reasonable fees and expenses of legal counsel) which the Correspondent may incur or sustain in connection therewith or under any settlement thereof. If such error, misunderstanding or controversy shall result in the bringing of an action or proceeding against the Correspondent, CSC shall indemnify and hold the Correspondent harmless from any loss, liability, damage, cost or expense (including but not otherwise limited to reasonable fees and expenses of legal counsel) which the Correspondent may incur or sustain in connection therewith or under any settlement thereof.

       (iii) CSC and the Correspondent both agree to indemnify the other and hold the other harmless from and against any loss, liability, damage, cost or expense (including but not otherwise limited to reasonable fees and expenses of legal counsel) arising out of or resulting from any failure by the indemnifying party or any of its employees to carry out fully the duties and responsibilities assigned to the indemnifying party herein or any breach of any representation or warranty herein by the indemnifying party under this Agreement. The Correspondent hereby agrees to indemnify and hold CSC harmless from and against any loss, liability, damage, cost or expense (including but not otherwise limited to reasonable fees and expenses of legal counsel) sustained or incurred in connection herewith in the event any Introduced Account fails to fully pay for a cash transaction or to meet any initial margin call or subsequent maintenance calls, in conformity with Section V hereof.

       (iv) The indemnification provisions in this Agreement, shall remain operative and in full force and effect, regardless of the termination of this Agreement, and shall survive any such termination.

       (v) Correspondent agrees to maintain, and to provide evidence thereof to CSC, at least $250,000 blanket bond indemnity bond insurance covering any and all acts of its employees, agents and partners, with an insurance company reasonably acceptable to CSC, listing CSC as an insured party and permitting CSC to assume the policy in the event of the Correspondent ceasing operations.

XI.    Representations and Warranties

       A.     The Correspondent represents and warrants as follows:

              (i) The Correspondent will maintain at all times while this Agreement is in full force and effect stated net capital of not less than $100,000 unless

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                                                                              14

              CSC has otherwise agreed in writing. The Correspondent will not carry customer, broker or dealer accounts and will not receive or hold funds under Rule 15c3-1 of the Securities Exchange Act of 1934, as amended, for those persons. The Correspondent will immediately notify CSC when [i] its Aggregate Indebtedness Ratio reaches or exceeds 10 to 1, [ii] if the Correspondent has elected to operate under paragraph [f] or Rule 15c3-1 of the Securities Exchange Act of 1934, as amended, when its net capital is less than 5% of aggregate debit items computed in accordance with Rule 15c3-3, [iii] when the aggregate amount of any withdrawals of equity capital and/or unsecured advances or loans exceed 20% of excess net capital in any 30 day period or 30% of excess net capital in any 90 day period or [iv) its stated net capital is less than the minimum amount required under this Agreement.

       (ii) The Correspondent is properly licensed or otherwise properly authorized to do business in all jurisdictions wherein Correspondent opens client accounts.

       (iii) The Correspondent is a member of good standing of the National Association of Securities Dealers, Inc. The Correspondent will promptly notify CSC of any additional exchange memberships or affiliations, The Correspondent shall also comply with whatever non-member access rules have been promulgated by any National Securities Exchange or any other securities exchange of which it is not a member.

       (iv) The Correspondent is and during the term of this Agreement will remain duly registered or licensed and in good standing as a broker/dealer under all applicable Laws and Regulations.

       (v) The Correspondent has all the requisite authority in conformity with all applicable Laws and Regulations to enter into this Agreement and to retain the services of CSC in accordance with the terms thereof.

       (vi) The Correspondent is in compliance, and during the term of this Agreement will remain in compliance with [i] the capital and financial reporting requirements of every national securities exchange or other securities exchange and/or other securities association of which the Correspondent is a member, [ii] the capital requirements of the Securities and Exchange Commission, and [iii] the capital requirements of every state in which the Correspondent is licensed as a broker/dealer.

       (vii) The Correspondent shall not generate and/or prepare any statements, billings or confirmations respecting any Introduced Account unless expressly so instructed in writing by CSC.

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                                                                              15

       (viii) The Correspondent shall keep confidential any information it may acquire as a result of this Agreement regarding the business and affairs of CSC, which requirement shall survive the life of this Agreement.

B.     CSC represents and warrants as follows:

       (i) CSC is a member in good standing of the National Association of Securities Dealers, Inc., and the New York Stock Exchange, Inc.

       (ii) CSC is and during the term of this Agreement will remain duly licensed and in good standing as a broker/dealer under all applicable Laws and Regulations.

       (iii) CSC has all the requisite authority, in conformity with all applicable Laws and Regulations, to enter into and perform this Agreement.

       (iv) CSC is in compliance, and during the term of this Agreement, will remain in compliance, with [i] the capital and financial reporting requirements of every national securities exchange and/or other securities exchange or association of which it is a member; (ii) the capital requirements of the Securities and Exchange Commission, and [iii] the capital requirements of every state in which it is licensed as a broker/dealer.

       (v) CSC represents and warrants that the names and addresses of the Correspondent's customers which have or which may come to its attention in connection with the clearing and related functions it has assumed under this Agreement are confidential and shall not be utilized by CSC except in connection with the functions performed by CSC pursuant to this Agreement. CSC shall send no written information to such customers other than statements, bills or notices of transactions in connection with its role as clearing agent. Notwithstanding the foregoing, should an Introduced Account request, on an unsolicited basis, that CSC or any entity affiliated with CSC become its broker, acceptance of such Introduced Account by CSC or any entity affiliated with CSC shall in no way violate this representation and warranty, nor result in a breach of this Agreement.

       (vi) CSC shall keep confidential any information it may acquire as a result of this Agreement regarding the business and affairs of the Correspondent, which requirement shall survive the life of this Agreement.


Tejas Securities Group -- Agreement
                                                                              16

C.     Correspondent's Anti-Money Laundering Reporting and Recordkeeping
       Obligations

       Correspondent recognizes that it is obligated to comply with, among others, the following anti-money laundering legal and regulatory rules and reporting and recordkeeping requirements.

       (i) The Bank Secrecy Act, which now requires, or which may in the future require, among other things:

              (a) reports of any transaction over $10,000 in currency, including multiple transactions occurring during the course of the same day, on a Currency Transaction Report, Form 4789 ("CTR");

              (b) reports of any transportation of more than $10,000 in currency or monetary instruments into or outside of the United States, on a Report of International Transportation of Currency or Monetary Instruments, Form 4790 ("CIMR");

              (c) reports of any suspicious activity, on a Suspicious Activity Report ("SAR");

              (d) a system for monitoring and identifying suspicious activity including procedures for determining the customer's identity and the source of the customer's funds; and

              (e) recordkeeping, including, but not limited to, collection and maintenance of records regarding fund transfers of $3,000 or more and the transmission of certain information with such funds transfers.

              (f) any future regulations which may be imposed on the Correspondent involving the obligation to know its customers and monitor for and identify suspicious activity.

       (ii) SEC Rule 17a-8 relating to "Financial recordkeeping and reporting of currency and foreign transactions" (17 C.F.R. Section 240.17a-8).

       (iii) Rules of the self-regulatory organizations relating to currency reporting, suspicious activity reporting and related recordkeeping requirements.

       (iv) Applicable state reporting and recordkeeping requirements with regard to certain currency transactions, transportation of currency or monetary instruments, or reports of suspicious activity.



Tejas Securities Group -- Agreement
                                                                              17

       (v) Federal, state, and international criminal and civil prohibitions against money laundering.

       (vi) The federal regulations and Executive Orders imposed by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") which prohibit, among others things, the engagement in transactions with and the provision of services to certain embargoed foreign countries and specially designated nationals, specially designated narcotics traffickers and other blocked parties.

       To the extent permissible by law, at the time of filing of such report or other communication, or at such time as requested by CSC, Correspondent will provide CSC with copies of all reports or other communications with regard to the Introduced Accounts filed with the U.S. Treasury Department or any regulatory body or organization relating to the reporting of currency transactions, the transfer of currency or monetary instruments into or outside of the United States and suspicious activity, including, but not limited to, CTRs, CMIRs and SARs.

XII.   OATS Representations

Correspondent Services Corporation [csc] represents that it is familiar with NASD Rule 6950 through 6957 regarding the Order Audit Trail System ("OATS") and the OATS Reporting Technical Specifications, and has completed testing as described in the Technical Specifications.

       A. CSC represents that it has processes and procedures reasonably designed to ensure compliance with OATS requirements;

       B. CSC represents that it shall synchronize system clocks to National Institute of Standards and Technology [NIST] and periodically monitor these clocks to ensure that they are within the required three-second (or such tolerance level as may hereafter be set by NASDR) deviation from the NIST standard;

       C.     Reporting Obligations

              (i) Responsibility for compliance with the provisions of NASD rule 6950 through 6957 (the "OATS rules") shall be allocated between CSC and Correspondent as follows:

              (ii) Correspondent will be responsible for the timely, accurate and complete transmission to CSC of all orders for which CSC will be making OATS submissions;



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                                                                              18

              (iii) CSC will be responsible for making and filing reports required under the OATS rule and Technical Specifications, and any subsequent modifications thereto. Correspondent will provide CSC with all information necessary to prepare such reports;

              (iv) Reports prepared and transmitted by CSC on Correspondent's behalf and at its direction shall remain, for all purposes, the reports of Correspondent. Correspondent acknowledges that it shall have sole and exclusive responsibility for the content of such reports and for compliance with applicable rules;

              (v) Correspondent will register with OATS in order to access record rejections and will be responsible for correcting all rejected records within five (5) days. During the registration process Correspondent will indicate that CSC will be one of their Transmitting Order Sending Organization. CSC will promptly notify Correspondent upon the occurrence of any event, including physical damage to CSC facilities or legal proceedings involving CSC that would materially affect CSC ability to make OATS reports on behalf of Correspondent;

       D.     Maintenance of Books and Records

              (i) CSC will maintain the prescribed reports on a basis consistent with generally accepted practices in the securities industry.

XIII.  Proprietary Accounts of Introducing Broker/Dealer (PAIB)

       (i) In conformity with the SEC No-Action Letter, dated November 3, 1998 ("No-Action Letter") relating to the capital treatment of assets in the proprietary account of a Correspondent ("PAIB") and to permit the Correspondent to use PAIB assets in its net capital computations. CSC shall perform a computation for PAIB assets ("PAIB Reserve Computation") of the Correspondent in accordance with the customer reserve computation set forth in Rule 15c3-3 ("customer reserve formula") with the following modifications;

              (a) Any credit (including a credit applied to reduce a debit) that is included in the customer reserve formula may not be included as a credit in the PAIB reserve computation;

              (b) Note E(3) to Rule 15c3-3A which reduces debit balances by 1% under the basic method and subparagraph (a) (1) (ii)(A) of the net capital rule which reduces debit balances by 3% under the alternative method shall not apply;


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                                                                              19

                     (c) Neither Note E(l) to Rule 15c3-3a nor NYSE interpretation 104 to Item 10 of Rule 15c3-3a regarding securities concentration charges shall be applicable to the PAIB reserve computation;

              (ii) The PAIB reserve computation shall include all proprietary accounts of the Correspondent. All PAIB assets shall be kept separate and distinct from customer assets under the customer reserve formula in Rule 15c3-3;

              (iii) The PAIB reserve computation shall be prepared within the same time frames as those prescribed by Rule 15c3-3 for the customer reserve formula;

              (iv) Correspondent Services Corporation shall establish and maintain a separate "Special Reserve Account for the Exclusive Benefits of Customers" with a bank in conformity with the standards of paragraph (f) of Rule 15c3-3 ("PAIB Reserve Account"). Cash and/or qualified securities as defined in the customer reserve formula shall be maintained in the PAIB Reserve Account in an amount equal to the PAIB reserve requirement;

              (v) If the PAIB reserve computation results in a deposit requirement, the requirement may be satisfied to the extent of any excess debit in the customer reserve formula of the same date. However, a deposit requirement resulting from the customer reserve formula shall not be satisfied with excess debits from the PAIB reserve computation;

              (vi) Within two (2) business days of entering into this PAIB Agreement, the Correspondent shall notify its designated examining authority in writing (with a copy to CSC) that it has entered into this a PAIB Agreement;

              (vii) Commissions receivable and other receivables of the Correspondent from CSC (excluding clearing deposits) that are otherwise allowable assets under the net capital rule may not be included in the PAIB reserve computation, provided the amounts have been clearly identified as receivables on the books and records of the Correspondent and as payables on the books of CSC;

              (viii) If the Correspondent is a guaranteed subsidiary of CSC or if the Correspondent guarantees CSC (i.e., guarantees all liabilities and obligations) then the proprietary accounts of the Correspondent shall be excluded from the PAIB Reserve Computation;



Tejas Securities Group -- Agreement
                                                                              20

              (ix) Upon discovery that any deposit made to the PAIB Reserve Account did not satisfy its deposit requirement, CSC shall by facsimile or telegram immediately notify its designated examining authority and the Securities and Exchange Commission ("Commission)". Unless a corrective plan is found acceptable by the Commission and the designated examining authority, CSC shall provide written notification within five (5) business days of the date of discovery to the Correspondent that PAIB assets held by CSC shall not be deemed allowable assets for net capital purposes. The notification shall also state that if the Correspondent wishes to continue to count its PAIB assets as allowable, it has until the last business day of the month following the month in which the notification was made to transfer all PAIB assets to another clearing broker. However, if the deposit deficiency is remedied before the time at which the Correspondent must transfer its PAIB assets to another clearing broker, the Correspondent may choose to keep its assets at CSC;

              (x) The parties shall adhere to the terms of the No-Action Letter, including the Interpretations set forth therein, in all respects.

       XIV.   Termination - Event of Default

              Notwithstanding any provision in this Agreement, the following events or occurrences shall constitute an Event of Default under this Agreement:

              (i) Either CSC or the Correspondent shall fail to perform or observe any term, covenant or condition to be performed or observed by it hereunder and such failure shall continue to be unremedied for a period of 30 days after written notice from the non-defaulting party to the defaulting party specifying the failure and demanding that the same be remedied; or

              (ii) Any representation or warranty made by either CSC or the Correspondent herein shall prove to be incorrect at any time in any material respect; or

              (iii) A receiver, liquidator or trustee of either CSC or the Correspondent, or of its property, held by either party, is appointed by court order and such order remains in effect for more than 30 days; or either CSC or the Correspondent is adjudicated bankrupt or insolvent; or any of its property is sequestered by court order and such order remains in effect for more than 30 days; or a petition is filed against CSC or the Correspondent under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 30 days after such filing; or




Tejas Securities Group -- Agreement
                                                                              21

              (iv) Either CSC or the Correspondent or the respective parent organization files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereinafter in effect, or consents to filing of any petition against it under any such law; or

              (v) Either CSC or the Correspondent makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of either CSC or the Correspondent, or of any property held by either party; or

              (vi) Either CSC or the Correspondent or their affiliated entities hereto knowingly and willfully solicits or causes to solicit for employment the employees of either party or their affiliates/subsidiaries, successors or assignees without prior consent of the other party; or

              (vii) If research is provided by CSC or any entity affiliated with CSC to the Correspondent and the Correspondent knowingly and willfully reproduces or reprints in any fashion same or represents to customers or to an unrelated third party that the research supplied by CSC or such affiliated entity is that of the Correspondent.

              Upon the occurrence of any such Event of Default, the non-defaulting party may, at its option, by notice to the defaulting party declare that this Agreement shall be thereby terminated and such termination shall be effective as of the date such notice has been sent or communicated to the defaulting party.

       XV.    Remedies Cumulative

              The enumeration herein of specific remedies shall not be exclusive of any other remedies. Any delay or failure by any party of this Agreement to exercise any right, power, remedy or privilege herein contained, or now or hereafter existing under any applicable statute or law, shall not be construed to be a waiver of such right, power, remedy or privilege or to limit the exercise of such right, power, remedy or privilege. No single, partial or other exercise of any such right, power, remedy or privilege shall preclude the further exercise thereof or the exercise of any other right, power, remedy or privilege.

       XVI.   Miscellaneous

              (i) As of the effective date of this Agreement, CSC will not convert or allow to be converted to its records as Introduced Accounts customer accounts of the Correspondent that are partially or totally unsecured, securities in the



Tejas Securities Group -- Agreement
                                                                              22
                     name of the Correspondent's customers, or legal transfer securities (securities in the name of estates, trust, joint ownership, foreign ownership and such), unless previously approved in writing by CSC. If in error such accounts are converted to CSC books or records, CSC reserves the right to convert back to the Correspondent or its previous clearing firm said customer accounts and the positions.

              (ii) CSC shall have the power to place open orders as instructed by the Correspondent as of the effective date of this Agreement, and appropriate adjustments shall be made by CSC to reflect that CSC will now act as broker on open orders previously placed with specialists on any national securities exchange or other securities exchange.

              (iii) CSC shall have the power to effect appropriate adjustments with respect to pending dividends and other distributions from the effective date of this Agreement through the last payable date of such pending dividends,

              (iv) The Correspondent shall be responsible for providing annual dividend and distribution information as contained in IRS Form 1087 (to include individual 1099 filings) and any other information required to be reported by Federal, state or local tax laws, rules or regulations, to its customers until the effective date of this Agreement, whereupon CSC shall assume this function as to Introduced Accounts.

              (v) CSC shall have the power to allocate and make appropriate adjustments for fails, reorganization accounts, other work in process accounts, and overages relating to accounts of the customers of the Correspondent that have become Introduced Accounts pursuant to the terms of this Agreement.

              (vi) The Correspondent shall assume all liabilities in connection with the bad debts of all Introduced Accounts. Unsecured debits in the Introduced Accounts shall be paid within 30 days of their origin date, and it shall be the responsibility of the Correspondent to collect such payments from its customers and transmit them to CSC within such 30-day period. If any unsecured debit balances remain outstanding beyond such 30-day period, CSC is authorized to apply as payment of such debit balances commission fees owed to the Correspondent in connection with transactions pursuant to this Agreement.

              (vii) Transfers of securities relating to Introduced Accounts shall be frozen ten business days prior to the effective date of this Agreement.



Tejas Securities Group -- Agreement

              (viii) CSC shall limit its services pursuant to the terms of this
                     Agreement to that of clearing and execution functions and related services expressly set forth herein, Correspondent shall not hold itself out as an agent of CSC or any of the subsidiaries or companies controlled directly or indirectly by or affiliated with CSC or its parent.

              (ix) This Agreement supersedes any previous agreement and may be modified only in writing, signed by both CSC and the Correspondent. Such modification shall not be deemed as a cancellation of this Agreement.

              (x) This Agreement shall be submitted to and/or approved by any national securities exchange, or other regulatory and self-regulatory bodies vested with the authority to review and/or approve this Agreement or any amendment or modifications hereto. In the event of any such disapproval, the parties hereto agree to bargain in good faith to achieve the requisite approval. CSC will file a fully executed copy of this agreement with the New York Stock Exchange.

              (xi) This Agreement may be canceled by either of the parties hereto upon sixty (60) days' written notice; provided, however, that this Agreement may be canceled by either party upon thirty (30) days' written notice if (i) the net capital ratio of the other party exceeds 10 to 1, (ii) if the other party has elected to operate under paragraph [f] of Rule 15c3-1 of the Securities Exchange Act of 1934, as amended, when its net capital is less than 5% of aggregate debit items computed in accordance with Rule 15c3-3, (iii) when the aggregate amount of any withdrawals of equity capital and/or unsecured advances or loans exceed 20% of excess net capital in any 30 day period or 30% of excess net capital in any 90 day period or (iv) its stated net capital is less than the minimum amount required under this Agreement; and provided, further, that this Agreement may be canceled by CSC at any time between the date on which this Agreement is executed and the effective data of this Agreement, if there is a material change in the control or management of the Correspondent,

              (xii) Any dispute or controversy between the Correspondent and CSC relating to or arising out of this Agreement shall be settled by arbitration before and under the rules of the Arbitration Committee of the New York Stock Exchange, Inc., unless the transaction which gave rise to such dispute or controversy was effected in another exchange or market which provides arbitration facilities, in which ease it shall be settled by arbitration under such facilities.

              (xiii) CSC will not be bound to make any investigation into the facts surrounding any transaction that it may have with the Correspondent on a



Tejas Securities Group -- Agreement
                     principal or agency basis or that the Correspondent may have with its customers or other persons, nor will CSC be under any responsibility for compliance by the Correspondent with any Laws and Regulations which may be applicable to the Correspondent. It is understood that CSC will assist the Correspondent in any investigation conducted by the Correspondent.

              (xiv) To facilitate the keeping of records by CSC the Correspondent will turn over promptly to CSC any and all cash remittances and securities which the Correspondent receives from its customer. Concurrently with the delivery of such funds or securities to the Correspondent, it shall furnish CSC with such information as may be relevant or necessary to enable CSC to record promptly and properly such cash remittances and securities in the respective Introduced Accounts.

              (xv) This Agreement shall be binding upon all successors, assigns or transferees of both parties hereto, irrespective of any change with regard to the name of or the personnel of the Correspondent or CSC. Any assignments of this Agreement shall be subject to the requisite review and/or approval of any regulatory or self-regulatory agency or body whose review and/or approval must be obtained prior to the effectiveness and validity of such assignment. Except as indicated below, no assignment of this Agreement by either party shall be valid unless consented to in writing by the other party. Any assignment by CSC to any subsidiary or to a company affiliated with or controlled directly or indirectly by CSC will be deemed valid and enforceable in the absence of any consent from Correspondent. Neither this Agreement nor any operation hereunder is intended to be, shall not be deemed to be, and shall not be treated as a general or limited partnership, association or joint venture or agency relationship between the Correspondent and CSC.

              (xvi) Neither CSC nor Correspondent shall utilize the name of the other in any way without the other's prior written consent nor shall either's employee use the other's name in such a manner as to create the impression that the relationship between them is anything other than that of clearing broker and introducing broker. Correspondent shall not hold itself out as a subsidiary or company controlled directly or indirectly by or affiliated with CSC, its parent or its affiliated companies.

              (xvii) Should the Correspondent in any way attempt to hold itself out as, advertise or in any way represent that it is the agent of CSC or any affiliated entity, CSC shall have the power, at its option, to terminate the Agreement and the Correspondent shall be liable for any loss, liability, damage, cost or expense (including but not otherwise limited to reasonable


Tejas Securities Group -- Agreement
              fees and expenses of legal counsel) sustained or incurred by CSC as a result of such representation of agency or apparent authority to act as an agent of CSC, or any affiliated entity, or agency by estoppel.

      (xviii) The Laws and Regulations require that CSC must have proper documentation to support any account opened on its books, including Introduced Accounts. If, after reasonable requests therefor, the necessary documents so as to enable CSC to comply with such account documentation requirements of the Laws and Regulations have not been received by CSC, the Correspondent shall receive notification that no further orders will be accepted for the Introduced Accounts involved. Should it happen that inadvertent orders are placed for such accounts after this notice is received, no commission credit will be granted from such order. On receipt of the necessary documents, this restriction will be lifted on future commissions, but any commissions withheld will not be credited or paid. This Agreement is not in any way intended to limit the responsibility of CSC under the Laws and Regulations with respect to Introduced Accounts.

       (xix) The construction and effect of every provision of this Agreement, the rights of the parties hereunder and any questions arising out of this Agreement, shall be subject to the statutory and common law of the State of New York.

       (xx) The headings preceding the text, articles and sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

       (xxi) This Agreement shall cover only the type of services set forth herein and is in no way intended nor shall be construed to bestow upon the Correspondent any special treatment regarding any other arrangements, agreements or understandings which presently exist between Correspondent and CSC or which may hereinafter exist. The Correspondent shall be under no obligation whatsoever to deal with CSC or any of its subsidiaries or any companies controlled directly or indirectly by or affiliated with CSC or its parent, in any capacity other than as set forth in this Agreement. Likewise, CSC shall be under no obligation whatsoever to deal with the Correspondent or any of its affiliates in any capacity other than as set forth in this Agreement.

       (xxii) If any provision or condition of this Agreement shall be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and



Tejas Securities Group -- Agreement
                                                                              26
              conditions shall not be affected thereby and this Agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

      (xxiii) In the event that CSC assumes any contractual obligation on behalf of the Correspondent relative to communications equipment, the Correspondent hereby agrees to immediately absorb the remaining portion of said contract if Correspondent terminates the relationship with CSC. The Correspondent further agrees to absorb any and all costs associated with the removal or relocation of any communications equipment installed by or at the direction of CSC, if this agreement is terminated by the Correspondent.

       (xxiv) The interest and handling expense (to include day charges) for any DVP transaction that does not settle on a normal or regular way basis or is rejected by the agent for any reason other than CSC negligence is the responsibility of the Correspondent.

       (xxv) For the purposes of any and all notices, consents, directions, approvals, restrictions, requests or other communications required or permitted to be delivered hereunder, CSC's address shall be 1000 Harbor Boulevard, 7th Floor, Weehawken, New Jersey 07086, and the Correspondent's address shall be 2700 VIA FORTUNA, SUITE 400, AUSTIN, Texas 78746 and either party may change its address for notice purposes by giving written notice pursuant to registered mail of the new address to the other party.

       (xxvi) This Agreement shall become effective on or about 11-28-01 or such date mutually agreed upon by the parties hereto.



Accepted and Agreed to:                         Accepted and Agreed to:
Correspondent Services Corporation [csc]        TEJAS SECURITIES GROUP

By: /s/ MICHAEL F. DURA                         By: /s/ CHARLES MAYER
   -------------------------------                 -----------------------------
Name:  Michael F. Dura                          Name: Charles Mayer
     -----------------------------                   ---------------------------
Title: President                                Title: President and Chief
      ----------------------------                       Operating Officer
Date:    11/28/01                                     --------------------------
      ----------------------------              Date:   11/28/01
                                                     ---------------------------


Tejas Securities Group -- Agreement                             12/01/01
Rev. 10/20/01                                                                 27